BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000



                                 (212) 856-6853





                                February 28, 1997


Reich & Tang Distributors L.P.
600 Fifth Avenue
New York, New York  10020

Gruntal & Co., Incorporated
14 Wall Street
New York, New York  10005

Gentlemen:

                  We have acted as special counsel to Reich & Tang Distributors L.P. and Gruntal & Co., Incorporated as Depositors, Sponsors and Principal Underwriters (collectively, the "Depositors") of Insured Municipal Securities Trust, Series 32, New York Navigator Insured Series 16 and New Jersey Navigator Insured Series 12 (the "Trust") in connection with the preparation by the Trust of a Rule 24f-2 Notice (the "Rule 24f-2 Notice") covering the registration of units of fractional undivided interest (the "Units") in the Trust.

                  In connection with our representation, we have examined copies of the following documents relating to the creation of the Trust and the issuance and sale of the Units: (a) the Reference Trust Agreement dated April 14, 1994 (the "Trust Agreement") among the Depositors, The Chase Manhattan Bank, as Trustee, and Kenny S&P Evaluation Services, a business unit of J.J. Kenny Company, Inc., as Evaluator; (b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (File No. 33-52397) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act") and Amendment No. 1 thereto (said Registration Statement, as amended by said Amendment No. 1, being

168096.1
herein called the "Registration Statement") and all subsequent Post-Effective Amendments to the Registration Statement as filed with the Commission; (d) the form of final Prospectus (the "Prospectus") relating to the Units, as filed with the Commission; (e) certified resolutions of the Executive Committee of each of the Depositors authorizing the execution and delivery by the Depositors of the Trust Agreement and the consummation of the transactions contemplated thereby; and (f) the Certificates of Incorporation and By-Laws, as amended to date, of each of the Depositors, each certified to by an authorized officer of each of the Depositors as of a recent date.

                  We have also examined the Application for Orders of Exemption from certain provisions of Sections 14(a) and 22(d) of the 1940 Act and Rules 19b-1 and 22c-1 thereunder, and the First Amendment thereto. In addition, we have examined the Order of Exemption from certain provisions of Sections 11(a) and 11(c) of the 1940 Act, filed on behalf of Reich & Tang Distributors L.P. and Gruntal & Co.; Equity Securities Trust (Series 1, Signature Series and Subsequent Series), Mortgage Securities Trust (CMO Series 1 and Subsequent Series), Municipal Securities Trust, Series 1 (and Subsequent Series) (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series and 5th Discount Series and Subsequent Series)); New York Municipal Trust (Series 1 and Subsequent Series); and A Corporate Trust (Series 1 and Subsequent Series) granted on October 9, 1996.

                  In rendering this opinion we have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments.

                  We have assumed that each party has duly authorized, executed and delivered each of the Trust Agreements, Registration Statement and other instruments, certificates, agreements, documents executed in connection with the transactions contemplated thereby (collectively "UIT Documents") to which it is a party.

                  We have assumed that each party is duly qualified and has full power and authority to perform its obligations under the UIT Documents and the transactions contemplated by the UIT Documents.

                  We have assumed that each party complied with all orders, rules, regulations applicable to it or in connection with the UIT Documents or the transactions contemplated thereby. We have further assumed that no party to the transaction contemplated by the UIT Documents is subject to any statute, rule or regulation, or to any

168096.1
impediment to which contracting parties are not generally subject, which requires such party to obtain the authorization or consent of, or to register or make a declaration or filing with, or inquiry of any governmental agency or regulatory authority.

                  Based on such examination and assumptions, we are of the opinion that the Units, the registration of which this Notice makes definitive, when sold by the Depositor and purchased and paid for by the Unitholder, duly executed, authenticated and delivered in accordance with the Trust Agreement and the Registration Statement relating to such Units, the Units were (i) validly issued, fully paid and nonassessable and (ii) legal, valid and binding obligations of the Trust, and the holders of the Units are entitled to the benefits of the related Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not hold ourselves out as experts in or express any opinion as to the laws of other states or jurisdictions except as to matters of Federal and Delaware corporate law.

                  We hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice.


                                                     Very truly yours,



                                                     BATTLE FOWLER LLP

168096.1